Exhibit 10.11
JRT PLEDGE AND SECURITY AGREEMENT
THIS JRT PLEDGE AND SECURITY AGREEMENT (the “Agreement”), dated as of May _____, 2010, is by and among ImaRx Therapeutics, Inc., a Delaware corporation (the “Debtor”), and JRT Productions, Inc., a California corporation (the “Secured Party”), in connection with (1) that certain Agreement and Plan of Merger, dated as of March 17, 2010, (the “Merger Agreement”; the terms defined therein being used herein as therein defined) among Debtor and Sycamore Films, Inc., a Nevada corporation (the “Subsidiary”), on the one hand, and Target, Secured Party, Red Cat (collectively, “Sellers”), Scotti and Takats (collectively, “Shareholders”), on the other hand; and (2) that certain that certain Agreement for the Purchase and Sale of Stock, dated as of March 17, 2010 (the “Stock Exchange Agreement”), by and among the Debtor, on the one hand, and the Subsidiary and the Sellers, on the other hand.
RECITALS
WHEREAS, the parties have entered into the Merger Agreement and the Stock Exchange Agreement;
WHEREAS, as a part of the payment of the Purchase Price for the Target Shares pursuant to the Merger Agreement, the Debtor and the Subsidiary executed that certain JRT Note in favor of the Secured Party in the principal amount of $200,000;
WHEREAS, pursuant to the Stock Exchange Agreement, the Debtor became the owner of 100% of the issued and outstanding shares of common stock of the Subsidiary;
WHEREAS, pursuant to the terms of the Merger Agreement and the JRT Note, the JRT Note Indebtedness shall be secured by a first priority perfected pledge of 50% of the issued and outstanding shares of common stock of the Subsidiary owned by the Debtor;
WHEREAS, it is a condition precedent to Sellers’ obligations to perform under the Merger Agreement and the Stock Exchange Agreement that the Debtor execute and deliver this Agreement; and
WHEREAS, in order to induce Sellers to enter into the Merger Agreement and the Stock Exchange Agreement and convey the Target Shares to the Subsidiary and then the shares of common stock in Subsidiary to the Debtor, the Debtor is willing to grant the security interest specified herein.
AGREEMENT
NOW, THEREFORE, in consideration of the promises and of the mutual covenants contained herein, the parties hereto agree as follows:
1. Grant of Security Interest. The Debtor hereby pledges to the Secured Party and grants to the Secured Party a security interest in all right, title and interest of the Debtor in and to those forty-three million (43,000,000) shares of common stock in the Subsidiary owned by the Secured Party, representing 50% of the total amount of issued and outstanding shares of stock of the Subsidiary, together with all funds, investments, securities, interest, dividends, instruments, documents and records related thereto and all other property credited thereto, accepted for credit thereto or required to be credited thereto, all additions thereto and substitutions thereof, all security entitlements arising therefrom and any and all products and proceeds of the foregoing to secure the Obligator’s obligations under the JRT Note (the “JRT Collateral”).

2. Perfection. In order to perfect, protect or more fully evidence the Secured Party’s first priority perfected security interest in the JRT Collateral:
a. Financing Statements. The Debtor hereby irrevocably authorizes the Secured Party, at any time and from time to time, to file in any appropriate jurisdiction any UCC financing statements, amendments thereto and continuations thereof deemed necessary by the Secured Party to perfect its security interest in the JRT Collateral.
b. Possession. The Debtor shall deliver to the Secured Party or such agent as designated by Secured Party, the JRT Collateral evidenced by certificated securities together with irrevocable stock powers endorsed in blank.
3. Representations and Warranties. The Debtor hereby represents and warrants to the Secured Party:
a. Location. The Debtor is “located” (for purposes of the UCC) in the State of Delaware, and will not change such state of location without 10 calendar days prior notice to the Secured Party. If the Debtor’s location is changed, the Debtor hereby authorizes the Secured Party to file a financing statement for the purpose of maintaining perfection of its security interest in the JRT Collateral in such new state location of the Debtor.
b. Validity. The Debtor is the sole owner of the JRT Collateral, has the right to grant the security interest provided for herein to the Secured Party and has granted to the Secured Party a valid security interest in the JRT Collateral, free of all liens, encumbrances, transfer restrictions and adverse claims; such that the security interest in the JRT Collateral of the Secured Party shall be a first priority security interest when perfected in accordance with Section 2 of this Agreement.
c. Pledged Stock. The JRT Collateral represents 50% of the total amount of issued and outstanding shares of stock of the Subsidiary and all rights arising therefrom and related thereto, as stated in Section 1 hereof.
d. Compliance with Law. The Debtor’s execution, delivery and performance of this Agreement, the grant of the security interest in the JRT Collateral and the consummation of the transactions contemplated hereunder will not, with or without the giving of notice or the lapse of time, (i) violate any law applicable to the Debtor; (ii) violate any judgment, writ, injunction or order of any court or governmental body or officer applicable to the Debtor; (iii) violate or result in the breach of any agreement to which the Debtor is a party or by which any of Debtor’s properties, including the JRT Collateral, is bound; or (iv) violate any restriction on the transfer of any of the JRT Collateral.

e. Third Party Consents. No consent, approval or authorization of any third party or any governmental body or officer is required for the valid and lawful execution and delivery of this Agreement, the creation and perfection of the Secured Party’s security interest in the JRT Collateral or the valid and lawful exercise by the Secured Party of remedies available to it under this Agreement or applicable law or of the voting and other rights granted to it in this Agreement, except as may be required for the offer or sale of securities under applicable securities laws.
4. Covenants. The Debtor covenants and agrees that so long as this Agreement shall be in effect:
a. Sale. Without the prior written consent of the Secured Party, the Debtor shall not sell, gift, pledge, exchange or otherwise dispose of any of the JRT Collateral.
b. Capital Structure. Without the prior written consent of the Secured Party, the Debtor shall not cause or permit the Subsidiary to make any change in its capital structure or issue or create any stock or other equity interest (or any non-equity interest that is convertible into any stock, membership interest, or other equity interest in the Subsidiary).
c. Value of JRT Collateral. The Debtor shall not take or fail to take any action which would in any manner impair the value of the JRT Collateral.
d. Claims. The Debtor shall give notice to the Secured Party of, and shall defend against, any suit, action or proceeding against the JRT Collateral or which could adversely affect the Secured Party’s security interest in the JRT Collateral granted hereunder.
e. Indemnity. The Debtor shall indemnify the Secured Party and its agents against, and hold them harmless from, any liability, loss, claim, damage and expense (including reasonable attorneys’ fees) which may arise in connection with the execution, enforcement or performance by the Secured Party of this Agreement and/or the JRT Note.
5. Remedies Upon Default. If any Event of Default under the JRT Note shall have occurred and not be cured within the Cure Period (as defined in the JRT Note), then at the end of the Cure Period:
a. Secured Party’s Rights. The Secured Party may exercise in respect of the JRT Collateral, in addition to other rights and remedies provided for herein, the Merger Agreement and other Ancillary Documents, all of the rights and remedies of a secured party on default under the UCC and also may sell the JRT Collateral or any part thereof at public or private sale, at any of the Secured Party’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as are commercially reasonable. The Debtor agrees that, to the extent notice of sale shall be required by law, at least a ten (10) Business Days’ notice to the Debtor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. Any sale of the JRT Collateral conducted in conformity with reasonable commercial practices of reputable banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. The Secured Party may, in its own name or in the name of a designee or nominee, buy all or any part of the JRT Collateral at any public sale and, if permitted by applicable law, buy all or any part of the JRT Collateral at any private sale.

b. Agent for Secured Party. Notwithstanding the generality of the foregoing, the Secured Party shall have the right to instruct any person holding the JRT Collateral as agent for the Secured Party to release or liquidate all or any portion of the JRT Collateral which is sufficient to pay the JRT Note Indebtedness and related costs of enforcement in full, and to transfer the proceeds of the liquidation sale to the Secured Party.
c. Deficiency. In the event that the proceeds of any sale, surrender, collection or realization of Collateral is insufficient to pay all outstanding JRT Indebtedness, the Debtor shall be liable for the deficiency, together with interest thereon at the default rate of seven percent (7%) per annum, or such lesser rate as shall be fixed by applicable law, together with the costs of collection and the fees and other client charges of any attorneys employed by the Secured Party to collect such deficiency.
6. Termination. This Agreement shall terminate upon the earliest of (a) the Debtor’s receipt of notice from the Secured Party expressly stating that the Secured Party no longer claims any security interest in the JRT Collateral, (b) transfer of the proceeds of the sale of the JRT Collateral subsequent to the liquidation sale of Collateral and payment of any outstanding deficiency thereafter pursuant to Paragraph 5.c of this Agreement, or (c) the payment in full of the JRT Note Indebtedness. Promptly following the payment in full of the JRT Note Indebtedness, the Secured Party shall give written notice thereof to the Debtor. Upon termination of this Agreement, the Secured Party shall execute any such instruments that are reasonably requested by the Debtor to release its security interest in the JRT Collateral.
7. Miscellaneous.
a. Waiver and Amendment. No failure or delay on the part of the Secured Party in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy. The rights and remedies of the Secured Party hereunder are cumulative and are not exclusive of any rights or remedies provided by law or equity or in any other contract between such parties. No provision of this Agreement may be amended, waived, modified or terminated, except in a writing duly signed by the Debtor and the Secured Party.
b. Survival. All warranties, representations and obligations contained herein or in any of the instruments or documents delivered pursuant to this Agreement shall survive the delivery of any instruments or documents.
c. Entire Agreement. This Agreement, together with the Merger Agreement, the other Ancillary Agreements and the Stock Exchange Agreement, constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof.
d. Successors and Assigns. This Agreement shall bind and the benefits hereof shall inure to the parties hereto and their respective successors and assigns.

e. Notices. Any notice required or permitted to be given hereunder shall be governed by Section 10.2 of the Merger Agreement.
f. Governing Law. This Agreement shall be construed, interpreted and the rights of the parties determined in accordance with the Laws of the State of California, as applied to agreements among California residents entered into and wholly to be performed within the State of California (without reference to any choice of law rules that would require the application of the Laws of any other jurisdiction).
g. Descriptive Headings. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.
h. No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.
i. Counterparts. This Agreement may be executed by facsimile in one or more counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.
j. Severability. In the event that any provision of this Agreement, or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement shall continue in full force and effect and the application of such provision to other persons or circumstances shall be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to use their commercially reasonable efforts to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that shall achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective corporate officers, thereunto duly authorized, as of the date first above written.

IMARX THERAPEUTICS, INC., a Delaware corporation

By:

Name:
Title:

SYCAMORE FILMS INC., a Nevada corporation

By:

Name:
Title:

JRT PRODUCTIONS, INC., a California corporation

By:

Name:
Title: